Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Dec 31, 2001
Payment Date	Jan 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.895630%
Accrual end date, accrual beginning date and days in Interest Period	Jan 15, 2002	Dec 17, 2001	29
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	185,022,132	39,155,337	46,274,490	30,256,397	24,917,033	30,332,223
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.075630%	2.185630%	2.295630%	2.545630%	2.895630%
Interest/Yield Payable on the Principal Balance	309,364	68,939	85,573	62,045	58,121
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	309,364	68,939	85,573	62,045	58,121
Interest/Yield Paid	309,364	68,939	85,573	62,045	58,121

Summary

Beginning Security Balance	185,022,132	39,155,337	46,274,490	30,256,397	24,917,033	30,332,223
Beginning Adjusted Balance	185,022,132	39,155,337	46,274,490	30,256,397	24,917,033
Principal Paid	4,070,487	861,417	1,018,039	665,641	548,175	741,467
Ending Security Balance	180,951,645	38,293,920	45,256,451	29,590,756	24,368,858	29,664,914
Ending Adjusted Balance	180,951,645	38,293,920	45,256,451	29,590,756	24,368,858
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	181,025,803	38,293,920	45,256,451	29,590,756	24,368,858
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					3,516,426
Ending OC Amount as Holdback Amount						12,083,704
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.3392144	$1.4362229	$0.9508161	$1.0885118	$1.3838390
Principal Paid per $1000	$4.4632532	$17.9461963	$11.3115419	$11.6779075	$13.0517790